Exhibit 99.1
GLG PARTNERS REPORTS Q4 AND FULL-YEAR 2009 EARNINGS
New York, February 18, 2010 – GLG Partners, Inc. (“GLG”) (NYSE: GLG) today reported a GAAP net loss attributable to common stockholders for the fourth quarter and full year ended December 31, 2009 of $75.3 million, or $0.33 per fully diluted share, and $319.0 million, or $1.45 per fully diluted share, respectively.
Highlights
•	2009 dollar-weighted average returns[1] of 28.1% for the alternative strategies, 33.6% for the 130/30 strategies and 29.6% for the long only strategies

•	Net inflows of $723 million for Q4 2009; net AUM of $22.2 billion as of December 31, 2009, up 2.5% sequentially in Q4 2009 and 47.4% year over year

•	Non-GAAP adjusted net income of ($4.3) million for Q4 2009 and $81.2 million for the full year 2009 (($0.01) and $0.26 per non-GAAP weighted average fully diluted share, respectively)
“We delivered strong performance for our investing clients, achieving dollar-weighted average returns of 28 percent across our alternative strategies while our long only assets returned more than 29 percent, significantly ahead of the relevant benchmarks,” said Noam Gottesman, Chairman and Co-CEO of GLG. “We strengthened our extensive multi-strategy platform in terms of product breadth and distribution and not only retained but also added to our base of key investment professionals despite 2009 being a transitional year for the industry. Encouragingly, AUM flows at GLG have turned definitively positive over the past six months and looking forward, I am confident that GLG remains well-positioned to be a leading beneficiary as industry flows expand.”
“We have an outstanding team of investment professionals underpinned by a rigorous approach to investment analysis and risk management,” commented Emmanuel Roman, Co-CEO. “Together with a robust infrastructure and a high level of transparency, we are well placed to accommodate the growing client interest in GLG and enjoy the benefits of operational leverage. It is confidence in our longer-term outlook that was the basis for our investments in our people and infrastructure throughout 2009. I am pleased we are already seeing positive results from these investments.”

[1]	Performance is typically measured by the longest running share class in each fund. See the Appendix for a description of how dollar-weighted average returns are calculated.

Table 1: Financial Highlights
(US$ in millions except per share amounts)

	Q4 2009	Q4 2008	YoYΔ	2009	2008	YoYΔ
Closing net assets under management (AUM)	22,175	15,039	47%	22,175	15,039	47%
Net revenues	114.8	72.7	58%	300.9	495.0	(39%)
GAAP net (loss) attributable to common stockholders	(75.3)	(144.0)	(48%)	(319.0)	(631.0)	(49%)
GAAP fully diluted EPS	(0.33)	(0.67)	(51%)	(1.45)	(2.97)	(51%)
Non-GAAP adjusted net income	(4.3)	26.9	(116%)	81.2	126.7	(36%)
Non-GAAP adjusted net income per non-GAAP weighted average fully diluted share(2)	(0.01)	0.09	(116%)	0.26	0.41	(37%)

[2]	Shares associated with the convertible notes have been included in the non-GAAP weighted average fully diluted share count for the full year 2009 due to their dilutive impact and convertible note interest in the amount of $7.8 million has been added back to non-GAAP adjusted net income for the period for purposes of these calculations. In Q4 2009, however, the shares associated with the convertible notes have been excluded from the non-GAAP weighted average fully diluted share count due to their anti-dilutive impact and no convertible note interest was added back to non-GAAP adjusted net loss for the period.
GLG’s GAAP results include certain significant and largely non-cash expenses associated with its reverse acquisition transaction with Freedom Acquisition Holdings in November 2007. GLG’s management assesses the underlying performance of its business based on certain non-GAAP metrics which exclude expenses associated with the Freedom acquisition. These metrics are discussed in detail under “Non-GAAP Financial Measures”.
Additionally, results for the full year 2009 reflected the following significant items associated with GLG’s debt repurchase and acquisition of Société Générale Asset Management UK (“SGAM UK”):
•	$84.8 million gain on the extinguishment of debt in the second quarter of 2009 (reducing GAAP net loss by $84.8 million and increasing non-GAAP adjusted net income by $75.0 million),

•	$21.1 million net of tax gain related to the negative goodwill generated from the SGAM UK acquisition in the second quarter of 2009 (impact was excluded from the calculation of non-GAAP adjusted net income),

•	$4.1 million of related acquisition and restructuring costs associated with the acquisition of SGAM UK in the second quarter of 2009 (increasing GAAP net loss by $4.1 million and reducing non-GAAP adjusted net income by $3.2 million), and

•	$2.0 million operating loss from SGAM UK in the second quarter of 2009 (increasing GAAP net loss by $2.0 million and reducing non-GAAP adjusted net income by $2.0 million).
Assets Under Management Summary
GLG’s total net assets under management (“AUM”) as of December 31, 2009 were approximately $22.2 billion (net of assets invested from other GLG managed funds), up 2.5% from September 30, 2009 and up 47.4% from December 31, 2008.

The increase in net AUM during the three months ended December 31, 2009 was due to net inflows of $723 million, mostly reflecting interest in GLG’s alternative strategy managed accounts and modest performance gains across the GLG franchise of $18 million. The effect of currency translation decreased net AUM by $194 million in the quarter ended December 31, 2009. (See Table 2 for a net AUM roll forward and Table 3 for investment performance by strategy.)
Net inflows for the full year 2009 were positive at $3.2 billion, capturing $2.6 billion of incremental net AUM acquired with SGAM UK during the second quarter of 2009 and net inflows into GLG’s long only strategies. Investment performance for the full year 2009 was robust, reflecting broad based contributions from across the GLG franchise and increasing net AUM by $2.9 billion. The effect of currency translation increased AUM by $1.0 billion in 2009. (See Table 2 for a net AUM roll forward and Table 3 for investment performance by strategy.)
GLG’s total gross AUM (including assets invested from other GLG managed funds) was $24.4 billion as of December 31, 2009, up 1.6% from September 30, 2009 and up 47.3% from December 31, 2008.

Table 2: Assets Under Management
(US$ in millions)

	As of December 31,
	2009	2008
Alternative strategies[3]	$11,501	$12,518
Long only strategies[4]	12,864	4,026
Gross AUM	$24,365	$16,544
YoY % Change	47.3%	(43.1%)
Less: alternative strategy investments in GLG Funds	$(1,088)	$(1,503)
Less: long only strategy investments in GLG Funds	(1,103)	(2)
Net AUM	$22,175	$15,039
YoY % Change	47.4%	(38.9%)
Quarterly average net AUM[5]	$21,901	$16,160

	Three Months Ended		Year Ended
	December 31,		December 31,
	2009	2008	2009	2008

Opening Net AUM	$21,628	$17,280	$15,039	$24,612
Inflows (net of redemptions)[6]	723	771	3,214	(1,273)
Performance (gains net of losses and fees)	18	(2,649)	2,891	(7,605)
Currency translation impact (non-US$ AUM expressed in US$)	(194)	(364)	1,030	(695)

Closing Net AUM	$22,175	$15,039	$22,175	$15,039

% of Opening Net AUM
Net inflows (net of redemptions)	3.3%	4.5%	21.4%	(5.2%)
Net performance (gains net of losses and fees)[7]	0.1%	(15.3%)	19.2%	(30.9%)
Net currency translation impact (non-US$ expressed in US$)	(0.9%)	(2.1%)	6.8%	(2.8%)
Note: Managed accounts amounted to $11.2 billion in net AUM at December 31, 2009 and $6.1 billion in net AUM at December 31, 2008.

[3]	Alternative strategy gross AUM includes all alternative strategy funds, all 130/30 strategy funds and all managed accounts managed in accordance with alternative and 130/30 strategies.

[4]	Long only strategy gross AUM includes all long only funds and managed accounts managed in accordance with a long only strategy, and all SGAM UK net AUM acquired by GLG on April 3, 2009.

[5]	Quarterly average net AUM for a given period is calculated as a 2 point (quarter open and close) average.

[6]	Inflows for the full year 2009 include approximately $2.6 billion of incremental net AUM acquired with SGAM UK during Q2 2009.

[7]	Performance as a percentage of opening net AUM is based on both opening AUM and inflows and outflows during the period and can be influenced by heavy inflows or outflows.

Table 3: Investment Performance

				January
	Q4 2009	H2 2009	2009	2010[7]
GLG dollar-weighted average returns[7]:
Alternative strategies	2.8%	13.4%	28.1%	1.7%
Long only strategies	(1.0%)	11.6%	29.6%	(0.5%)
130/30 strategies	5.3%	20.4%	33.6%	(1.9%)

MSCI World Index	4.5%	20.0%	25.7%	(3.6%)
S&P 500 Index	5.9%	22.2%	25.6%	(3.6%)
Financial and Operational Summary
Fourth Quarter 2009
REVENUES
Net revenues and other income were $114.8 million, up 57.9% year-over-year, for the quarter ended December 31, 2009. Higher performance fees generated during the second half of 2009 versus the second half of 2008 offset lower management fees and drove the increase.
Performance fees were $63.9 million, up $46.1 million from the year ago period. These fees largely reflect second half performance in keeping with GLG’s policy to recognize performance fees when they crystallize, generally on June 30 and December 31 of each year. Investment performance across the GLG franchise was strong in the second half of 2009 although investment performance in prior periods limited the level of AUM that was in position to generate performance fees thereby limiting the amount of performance fees generated during the second half of 2009.
Management fees and administration, service and distribution fees totalled $50.4 million for the quarter ended December 31, 2009, down 11.3% year over year. The annualized yield on management, administration, service and distribution fees was 0.92% of average net AUM8, steady relative to the third quarter of 2009 and a decline of 65 basis points (“bps”) compared to the annualized yield in the fourth quarter of 2008. Greater representation in net AUM from long only funds and managed accounts which have lower management and administration fees than GLG’s alternative strategy funds drove the decline compared to the year ago period.
Other income increased by $2.4 million from the fourth quarter of 2008 to $0.5 million for the three months ended December 31, 2009 reflecting changes in the currency translation impact of a weaker U.S. dollar on non-dollar denominated cash held on GLG’s balance sheet and brokerage fees generated by the operations we acquired with the purchase of SGAM UK.
EXPENSES
GAAP compensation, benefits and profit share for the quarter ended December 31, 2009 increased to $182.8 million compared to $175.8 million in the same quarter last year. Non-GAAP compensation,

[7]	January dollar-weighted average returns are calculated based on estimated January month-end net asset values (NAVs). See the Appendix for a description of how dollar-weighted average returns are calculated.

[8]	Average net AUM for the full year 2009 excludes as of January 1, 2009 approximately $3 billion of AUM mandated in December 2008 pursuant to a sub-advisory arrangement with SGAM UK which terminated upon the acquisition of SGAM UK on April 3, 2009 and includes net AUM of approximately $7 billion acquired with SGAM UK on April 3, 2009 as if the AUM were acquired on April 1, 2009.

benefits and profit share (“non-GAAP CBP”) increased in the quarter ended December 31, 2009 by $93.2 million from the year ago period to $100.9 million.
Non-GAAP CBP is a financial measure not prepared under GAAP, and includes compensation, benefits and profit share but excludes Acquisition-related compensation expense described below under “Non-GAAP Financial Measures”. Please note that GLG’s compensation, benefits and profit share and non- GAAP CBP have large discretionary components and are finalized based primarily on full year performance as at December 31 of each year.
The total level of non-GAAP CBP when expressed as a percentage of revenues and other income rose 77 percentage points to 87.9% in the quarter ended December 31, 2009 from the same period last year. The higher non-GAAP CBP to revenue ratio in the quarter when compared to the 2008 fourth quarter is driven by full year results and reflects 2009’s stronger investment performance broadly, a lower percentage of total net AUM in a position to generate performance fees, and lower management and administration fee yields.
General, administrative, and other expenses for the quarter ended December 31, 2009 decreased 39.6% from the year ago period to $19.5 million. The decrease is mainly the result of targeted cost cutting initiatives established in the fourth quarter of 2008 and the reversal of a $2.5 million litigation reserve, partially offset by the addition of expenses from the operations acquired with SGAM UK.
Net interest expense was $2.7 million during the quarter ended December 31, 2009. Net interest expense reflects the cost of borrowings under GLG’s term loan, revolving credit facilities and convertible notes, offset by the amortization of the deferred portion of the gain on debt restructuring and interest income on cash balances.
Realized losses on available-for-sale investments were $1.7 million in the fourth quarter of 2009 which relates to investments made in GLG funds on behalf of participants in GLG’s equity participation plan. These investments are consolidated on GLG’s balance sheet under GAAP but gains and losses on them are excluded from the calculation of non-GAAP adjusted net income, as the gains or losses on these investments flow to the participants in the plan.
Full Year 2009
REVENUES
Net revenues and other income for the full year 2009 decreased 39.2% from the full year 2008 to $300.9 million. The greater proportion of net AUM from long only funds and managed accounts which have lower management and administration fees than GLG’s alternative strategy funds was the primary driver of the decline compared to the prior year.
Performance fees for the full year 2009 were $114.6 million versus $107.5 million for 2008 despite generally much stronger investment performance across the GLG franchise in 2009. A lower level of AUM with performance fee features and investment performance in prior periods, principally 2008, limited the level of AUM that was in position to generate performance fees in 2009 and thereby limited the performance fees generated in 2009.
For the full year 2009, management fees and administration, service and distribution fees totaled $178.2 million, down 53.9% from 2008. The yield on management, administration, service and distribution fees was 0.96% of average net AUM8, a decline of 94 bps compared to the yield in 2008. The reduction reflects a greater representation in net AUM from long only funds and managed accounts which have lower management and administration fees than GLG’s alternative strategy funds.
For the full year 2009, other income rose by $7.5 million from 2008 to $8.1 million. Other income benefited from the currency translation impact of a weaker U.S. dollar on non-dollar denominated cash held on GLG’s balance sheet and brokerage fees acquired with the purchase of SGAM UK.

EXPENSES
For the full year 2009, GAAP compensation, benefits and profit share decreased to $638.0 million compared to $952.9 million in 2008 on lower levels of Acquisition-related compensation expense, a function of GLG’s lower share price and vesting schedules.
Full year 2009 non-GAAP CBP decreased by 3.0% from 2008 to $190.4 million reflecting a balance between the discretionary compensation tied to the strong investment performance generated for GLG’s clients and the discipline required with lower overall revenues. The total level of non-GAAP CBP when expressed as a percentage of revenues and other income rose 24 percentage points to 63.3% in the full year 2009 when compared to 2008 and increased 6 percentage points when compared with the average for 2007 and 2006. Restructuring costs tied to the acquisition of SGAM UK added $3.3 million (1.1% when expressed as a percentage of revenues and other income) to GAAP compensation, benefits and profit share and non-GAAP CBP for the full year 2009.
General, administrative, and other expenses decreased 26.1% year-over-year for the full year 2009 to $90.9 million reflecting cost cutting initiatives implemented in late 2008, partially offset by additional expenses added with the operations acquired in the purchase of SGAM UK. Non-compensation related acquisition and restructuring costs tied to SGAM UK added $0.9 million (0.3% when expressed as a percentage of revenues and other income) to general, administrative, and other expenses for the full year 2009.
Net interest expense was $11.5 million for the full year 2009. Net interest expense captures the cost of borrowings under GLG’s term loan, revolving credit facilities and convertible notes, offset by the amortization of the deferred portion of the gain on debt restructuring and interest income on cash balances.
Realized losses on available-for-sale investments were $21.9 million during the full year 2009 which relates to investments made in GLG funds on behalf of participants in GLG’s equity participation plan. These investments are consolidated on GLG’s balance sheet under GAAP but gains and losses on them are excluded from the calculation of non-GAAP adjusted net income, as the gains or losses on these investments flow to the participants in the plan.
A net gain of approximately $75 million was recognized on the extinguishment of debt for the full year 2009 resulting from $284.5 million principal amount of debt repurchased in the second quarter of 2009 for $170.7 million (the difference between the $113.8 million discount paid to face value on the repurchase and the recorded gain in the statement of operations of $84.8 million is being amortized as a reduction of interest expense). There was also a gain in the quarter ended June 30, 2009 of $21.1 million reflecting negative goodwill from the acquisition of SGAM UK (intangible assets of $33.3 million associated with the acquisition are being amortized over the next ten years). The negative goodwill gain, related amortization and associated tax benefit are excluded from the calculation of non-GAAP adjusted net income for the full year 2009 as these items are not factored into management’s assessment of the underlying performance of GLG’s business.
Capital
As of December 31, 2009, there were 252.4 million common shares, 58.9 million FA Sub 2 Limited Exchangeable Shares, convertible notes convertible into 61.4 million common shares, and 54.5 million warrants outstanding (249.6 million common shares, 58.9 million Exchangeable Shares, convertible notes convertible into 61.4 million common shares and 54.5 million warrants, respectively, at September 30, 2009 and 245.8 million common shares, 58.9 million Exchangeable Shares, no convertible notes and 54.5 million warrants, respectively, at December 31, 2008). Approximately 0.2 million shares were repurchased and no warrants were repurchased or exercised during the fourth quarter of 2009. During the full year 2009, convertible notes convertible into 61.4 million common shares were issued, no warrants were repurchased or exercised and 29.2 million shares were repurchased for $67.4 million.

Investor/Analyst Conference Call and Webcast
GLG will hold a conference call for investors and analysts on Thursday, February 18, 2010 at 8:30 a.m. EST / 1:30 p.m. GMT hosted by Chairman of the Board and Co-Chief Executive Officer, Noam Gottesman, and Chief Financial Officer, Jeffrey Rojek. To participate by telephone, the domestic dial-in number is +1 888 680 0860 and the international dial-in number is +1 617 213 4852. The access code is 42993557.
Participants may pre-register for the call at:
https://www.theconferencingservice.com/prereg/key.process?key=PRCUU44FQ
Pre-registrants will be issued a pin number to use when dialing into the live call which will provide quick access to the conference by bypassing the operator upon connection.
A live audio webcast of the teleconference will be accessible via the Investor Relations section of GLG’s website at www.glgpartners.com. The audio webcast will be available for replay in the Calendar of Events section of the website until March 18, 2010. A copy of this earnings release and the fourth quarter update investor presentation will also be available online.
To access the audio replay, which will be available until March 18, 2010, the domestic dial-in number is +1 888 286 8010 and the international dial-in number is +1 617 801 6888. The replay access code is 56495847.
About GLG
GLG Partners, Inc. is a global asset management company offering its clients a wide range of performance-oriented investment products and managed account services. Founded in 1995 and listed on the New York Stock Exchange in 2007 under the ticker symbol “GLG”, GLG is dedicated to achieving consistent, superior investment returns through traditional, alternative and hybrid investment strategies. The performance GLG generates for its clients is driven by the proven expertise of its team of investment professionals underpinned by a rigorous approach to investment analysis and a strong focus on risk management. GLG managed net AUM of $22.2 billion as of December 31, 2009.
GLG maintains an Investor Relations website at www.glgpartners.com and routinely posts important information on its website for investors. Additionally, GLG uses the website as a means of disclosing material non-public information and for complying with its disclosure obligations under Regulation FD promulgated by the SEC. These disclosures are included on GLG’s website under the section “Investor Relations – Overview”. Accordingly, investors should monitor this portion of GLG’s website, in addition to following its press releases, SEC filings and public conference calls and webcasts.
Forward-looking Statements
This press release contains statements relating to future results that are “forward-looking statements” as defined in the Private Securities Litigation Reform Act of 1995. Words such as “will” and other statements that are not statements of historical fact are intended to identify forward-looking statements. Actual results may differ materially from those projected as a result of certain risks and uncertainties. These risks and uncertainties include, but are not limited to: the volatility in the financial markets; GLG’s financial performance; market conditions for GLG managed investment funds; performance of GLG managed investment funds, the related performance fees and the associated impacts on revenues, net income, cash flows and fund inflows/outflows; the impact of net inflows on GLG’s mix of assets under management and the associated impacts on revenues; the cost of retaining GLG’s key investment and other personnel or the loss of such key personnel; risks associated with the expansion of GLG’s business in size and geographically; operational risk, including counterparty risk; litigation and regulatory enforcement risks, including the diversion of management time and attention and the additional costs and demands on GLG’s resources; risks related to the use of leverage, investment in derivatives, availability of credit, interest rates and currency fluctuations; as well as other risks and uncertainties, including those set forth in GLG’s filings with the Securities and Exchange Commission. These forward-looking statements are made only as of the date hereof, and GLG undertakes no obligation to update or revise the forward-looking statements, whether as a result of new information, future events or otherwise, except as required by law.
Nothing in this press release should be construed as or is intended to be a solicitation for or an offer to provide investment advisory services.
This press release shall not constitute an offer to sell or the solicitation of an offer to buy any securities or loans, nor shall there be any offer or sale of securities or loans in any jurisdiction in which such offer, solicitation or sale would be unlawful.
Contacts
Investors / Analysts:
Jeffrey Rojek
Chief Financial Officer
+1 212 224 7245
jeffrey.rojek@glgpartners.com
Michael Hodes
Director of Public Markets
+1 212 224 7223
michael.hodes@glgpartners.com
Shirley Chan
Associate of Public Markets
+1 212 224 7257
shirley.chan@glgpartners.com
Media:
David Waller
Director of Communications
+44 207 016 7015
david.waller@glgpartners.com
Ryan O’Keeffe
Finsbury
+1 212 303 7600
glg@finsbury

Non-GAAP Financial Measures
GLG presents certain financial measures that are not prepared in accordance with U.S. generally accepted accounting principles (GAAP), in addition to financial results prepared in accordance with GAAP.
Non-GAAP compensation, benefits and profit share: GLG’s management assesses its personnel-related expenses based on the measure non-GAAP compensation, benefits and profit share, or non-GAAP CBP. Non-GAAP CBP reflects GAAP compensation, benefits and profit share adjusted to exclude Acquisition-related compensation expense in connection with the acquisition by Freedom Acquisition Holdings Inc. (“Freedom”) of GLG Partners LP and associated entities in November 2007. A reconciliation of non-GAAP CBP to GAAP compensation, benefits and profit share is provided in the following pages.
Acquisition-related compensation expense reflects GAAP accounting for two primary items: (1) the Agreement Among the Principals and Trustees, which is a retention-driven agreement that requires GLG’s three principals and their related trusts to forfeit a formula-based percentage of their ownership interests in GLG to the remaining principals and their related trusts if one of them were to leave GLG prior to the fifth anniversary of the acquisition (i.e. November 2012); and (2) the broadening of key personnel and employee ownership in GLG with respect to: (i) 15% of the total consideration paid for the GLG business in the acquisition (i.e. $150 million in cash and 33 million shares) which was awarded to fully consolidated partnerships (Sage Summit LP and Lavender Heights Capital LP) whose limited partners are key personnel of GLG; (ii) ten million shares issued in the acquisition which were allocated to awards for the benefit of employees, service providers and certain key personnel under the Restricted Stock Plan; and (iii) approximately 250,000 shares which were allocated for the benefit of employees and certain key personnel under the 2007 Long-Term Incentive Plan at the closing of the acquisition.
The expenses associated with the Agreement Among the Principals and Trustees are non-cash, have been the largest component of the Acquisition-related compensation expense and will end in 2012. Any forfeited shares will not return to nor benefit GLG.
Management believes Acquisition-related compensation expense does not reflect GLG’s ongoing core business operations and compensation expense and excludes such amounts for assessing GLG’s ongoing core business performance.
Non-GAAP CBP is not a measure of financial performance under GAAP and should not be considered as an alternative to GAAP compensation, benefits and profit share.
Non-GAAP Adjusted Net Income: GLG’s management assesses the underlying performance of its business based on the measure “non-GAAP adjusted net income,” which adjusts GAAP net loss before non-controlling interests for (1) the Acquisition-related compensation expense, (2) to the extent that GLG records a tax benefit in connection with Acquisition-related compensation that is tax deductible for GAAP purposes, the impact of that tax benefit in calculating non-GAAP adjusted net income, (3) any gains or losses realized from investments in GLG Funds held for the benefit of equity participation plan participants in connection with the Acquisition, (4) the cumulative dividends payable to the holders of exchangeable shares of GLG’s FA Sub 2 Limited subsidiary in respect of its estimate of the net taxable income of FA Sub 2 Limited allocable to such holders multiplied by an assumed tax rate, (5) the gain on business combination arising from the purchase of SGAM UK, and (6) amortization of the intangible assets recognized in relation to the acquired management contracts of SGAM UK and its associated tax effect. The definition of adjusted net income was modified in the second quarter of 2009 to reflect certain additional adjustments arising from the SGAM UK acquisition, as these items are not factored into management’s assessment of the underlying performance of GLG’s business. A reconciliation of non-GAAP adjusted net income to GAAP net loss before non-controlling interests is provided in the following pages.
For periods in which the conversion of the convertible notes would be dilutive and the underlying shares are included in the non-GAAP weighted average fully diluted share count, GLG’s management further adjusts the non-GAAP adjusted net income measure to add back the amount of the convertible note interest expense for the period for purposes of the non-GAAP adjusted net income per non-GAAP weighted average fully diluted share calculation.

Non-GAAP adjusted net income is not a measure of financial performance under GAAP and should not be considered as an alternative to GAAP net loss as an indicator of GLG’s operating performance or any other measures of performance derived in accordance with GAAP.
Non-GAAP Weighted Average Fully Diluted Shares: GLG’s management assesses business performance per share based on the measure “non-GAAP weighted average fully diluted shares,” which adjusts average fully diluted shares outstanding under GAAP for (1) the unvested shares issued pursuant to GLG’s equity participation plan, which are recorded under GAAP as treasury shares, but upon which it will pay dividends to the extent it pays them on vested shares; (2) unvested shares awarded under GLG’s 2007 Restricted Stock Plan and Long-Term Incentive Plans upon which it will pay dividends to the extent it pays them on vested shares; (3) the exchange of the FA Sub 2 Limited Exchangeable Shares; (4) the conversion of the convertible notes, if the conversion is dilutive; and (5) the number of shares issuable upon exercise of the warrants under the treasury stock method.
GLG is providing these non-GAAP financial measures to enable investors, securities analysts and other interested parties to perform additional financial analysis of GLG’s personnel-related costs and its earnings from operations and because GLG believes that they will be helpful to investors in understanding all components of personnel-related costs of GLG’s business. GLG’s management believes that non-GAAP financial measures also enhance comparisons of GLG’s core results of operations with historical periods. In particular, GLG believes that the non-GAAP adjusted net income measure better represents economic income than does GAAP net loss primarily because of the adjustments described under “Non-GAAP Adjusted Net Income” above. In addition, GLG uses these non-GAAP financial measures in its evaluation of its core results of operations and trends between fiscal periods and believes these measures are an important component of its internal performance measurement process. GLG also prepares forecasts for future periods on a basis consistent with these non-GAAP financial measures.
Investors should consider these non-GAAP financial measures in addition to, and not as a substitute for, or superior to, measures of performance prepared in accordance with GAAP. The non-GAAP financial measures presented by GLG may be different from financial measures used by other companies.

APPENDIX
Alternative Strategy Dollar-Weighted Average Returns
GLG alternative strategy dollar-weighted average returns are calculated as the composite performance of the alternative funds listed below and funds that have closed, in addition to managed accounts managed in accordance with alternative strategies, weighted by the sum of month-end AUM and net inflows on the subsequent dealing day:
GLG ALPHA SELECT FUND
GLG ATLAS GLOBAL MACRO FUND
GLG ATLAS VALUE & RECOVERY FUND
GLG CONSUMER FUND
GLG CONVERTIBLE OPPORTUNITY FUND
GLG CREDIT FUND
GLG EMERGING CURRENCY AND FIXED INCOME FUND
GLG EMERGING EQUITY FUND
GLG EMERGING MARKETS CREDIT OPPORTUNITY FUND
GLG EMERGING MARKETS FUND
GLG EMERGING MARKETS OPPORTUNITIES FUND
GLG ESPRIT FUND
GLG EUROPEAN DISTRESSED FUND
GLG EUROPEAN LONG-SHORT FUND
GLG EUROPEAN OPPORTUNITY FUND
GLG EVENT DRIVEN FUND
GLG FINANCIALS FUND
GLG GLOBAL CONVERTIBLE FUND
GLG GLOBAL EQUITY TACTICAL FUND
GLG GLOBAL MINING FUND
GLG GLOBAL UTILITIES FUND
GLG MARKET NEUTRAL FUND
GLG NORTH AMERICAN OPPORTUNITY FUND
GLG PENDRAGON EVENT DRIVEN FUND
GLG SELECT OPPORTUNITIES FUND
GLG TECHNOLOGY FUND
For the month of January 2010, dollar-weighted average returns are based on estimated month-end NAVs of the funds listed above as at January 29, 2010.

Long Only Strategy Dollar-Weighted Average Returns
GLG long only strategy dollar-weighted average returns are calculated as the composite performance of the long only funds listed below and funds that have closed, in addition to managed accounts managed in accordance with a long only strategy (except those over which GLG does not exercise full control), weighted by the sum of month-end AUM and net inflows on the subsequent dealing day:
GLG AMERICAN GROWTH FUND
GLG ASIA-PACIFIC FUND
GLG BALANCED FUND
GLG CAPITAL APPRECIATION (DIST) FUND
GLG CAPITAL APPRECIATION FUND
GLG CONTINENTAL EUROPE FUND
GLG EAFE (INST) II FUND
GLG ENVIRONMENT FUND
GLG EUROPEAN EQUITY FUND
GLG GLOBAL CONVERTIBLE UCITS (DIST) FUND
GLG GLOBAL CONVERTIBLE UCITS FUND
GLG GLOBAL EMERGING MARKET FUND
GLG INTERNATIONAL SMALL CAP FUND
GLG JAPAN CORE ALPHA FUND
GLG NORTH AMERICAN EQUITY FUND
GLG PERFORMANCE (DIST) FUND
GLG PERFORMANCE (INST) II FUND
GLG PERFORMANCE FUND
GLG TECHNOLOGY EQUITY FUND
GLG UK GROWTH FUND
GLG UK INCOME FUND
GLG UK SELECT EQUITY FUND
GLG UK SELECT FUND
GLG US RELATIVE VALUE FUND
OCEAN EQUITY EASTERN EUROPE FUND
OCEAN EQUITY MENA OPPORTUNITIES FUND
OCEAN EQUITY GCC OPPORTUNITIES FUND
SGAM EQUITY CONCENTRATED EUROLAND FUND
SGAM EQUITY CONCENTRATED EUROPE FUND
SGAM EQUITY EMERGING EUROPE FUND
SGAM EQUITY EUROLAND FUND
SGAM EQUITY GLOBAL EMERGING FUND
SGAM EQUITY JAPAN CORE ALPHA FUND
SGAM EQUITY MENA FUND
SGAM INVEST EURO ACTION FUND
SGAM INVEST EUROPE ACTION FUND
SGAM INVEST GLOBAL TECHNOLOGY FUND
SGAM OASIS MENA FUND
For the month of January 2010, dollar-weighted average returns are based on final and estimated month-end NAVs of the funds listed above as at January 29, 2010.

130 / 30 or Similar Strategy Dollar-Weighted Average Returns
GLG 130 / 30 or similar strategy dollar-weighted average returns are calculated as the composite performance of the funds listed below, in addition to managed accounts managed in accordance with a 130 / 30 or similar strategy, weighted by the sum of month-end AUM and net inflows on the subsequent dealing day:
GLG EMERGING MARKETS FIXED INCOME & CURRENCY (UCITS III) FUND
GLG EMERGING MARKETS EQUITY (UCITS III) FUND
GLG EMERGING MARKETS EQUITY II (UCITS III) FUND
GLG EMERGING MARKETS CREDIT OPPORTUNITY (UCITS III) FUND
GLG EMERGING MARKETS (UCITS III) FUND
GLG PURE ALPHA (UCITS III) FUND
For the month of January 2010, dollar-weighted average returns are based on final month-end NAVs of the funds listed above as at January 29, 2010.
SOURCE:      GLG Partners, Inc.

GLG Partners, Inc.
Consolidated Balance Sheets
(US$ in thousands; US GAAP)

	As of December 31,	As of December 31,
	2009	2008
Assets
Current Assets
Cash and cash equivalents	$263,782	$316,195
Restricted cash	5,746	13,315
Fees receivable	104,541	42,106
Prepaid expenses and other assets	45,840	32,751

Total Current Assets	419,909	404,367

Non-Current Assets
Investments (at fair value)	22,048	65,484
Intangible assets	34,153	—
Goodwill	587	587
Other non-current assets	11,228	3,868
Property, plant and equipment, net	12,856	14,076

Total Non-Current Assets	80,872	84,015

Total Assets	$500,781	$488,382

Liabilities and Stockholders’ Equity

Current Liabilities
Rebates and sub-administration fees payable	$19,717	$26,234
Accrued compensation, benefits and profit share	138,686	148,531
Income taxes payable	9,095	15,633
Distribution payable	6,840	7,592
Accounts payable and other accruals	52,006	47,176
Revolving credit facility	12,281	40,000
Other liabilities	13,886	50,765

Total Current Liabilities	$252,511	$335,931

Non-Current Liabilities
Deferred Tax Liability	10,448	—
Loans Payable	292,891	530,000
Convertible notes	228,500	—

Total Non-Current Liabilities	531,839	530,000

Total Liabilities	$784,350	$865,931

Stockholders’ equity

Common stock, $.0001 par value; 1,000,000,000 authorized, 252,358,619 issued and outstanding (2008: 245,784,390 issued and outstanding)	$24	$24
Additional Paid in Capital	1,450,151	1,176,054
Treasury Stock, 14,101,424 (2008: 21,418,568) shares of common stock(1)	(193,189)	(293,434)
Series A voting preferred stock; 150,000,000 authorized, 58,904,993 issued and outstanding (2008: 58,904,993 issued and outstanding)	6	6
Accumulated deficit	(1,562,009)	(1,243,058)
Accumulated other comprehensive income	7,250	(17,141)
Non-controlling Interests	14,198	—

Total stockholders’ equity	(283,569)	(377,549)

Total liabilities and stockholders’ equity	$500,781	$488,382

(1)	Represents stock held by GLG subsidiaries to be delivered in respect of future service obligations of equity participation plan participants and included in common stock issued and outstanding.

GLG Partners, Inc.
Consolidated Statement of Operations
(US$ in thousands, except per share amounts; US GAAP)

	Three months Ended
	December 31,
	2009	2008	% Change
Net revenues and other income

Management fees, net	$42,527	$48,124	(11.6%)
Performance fees, net	63,901	17,755	—
Administration, service and distribution fees, net	7,868	8,697	(9.5%)
Other	501	(1,870)	—

Total net revenues and other income	114,797	72,706	57.9%

Expenses

Compensation, benefits and profit share	182,778	175,787	4.0%
General, administrative and other	19,455	32,233	(39.6%)
Amortization of intangible assets	934	—	—
Third party distribution, administration and service fees	1,676	—	—

Total expenses	204,843	208,020	(1.5%)

Loss from operations	(90,046)	(135,314)	(33.5%)

Realized loss on available-for-sale investments	(1,667)	—	—
Interest expense, net	(2,730)	(4,503)	(39.4%)

Loss before income taxes	(94,443)	(139,817)	(32.5%)
Income tax benefit/(expense)	3,354	(1,575)	—

Net loss	$(91,089)	$(141,392)	(35.6%)
Less non-controlling interests:
Share of loss	14,117	—	—
Cumulative dividends on exchangeable shares	1,674	(2,567)	(165.2%)

Net loss attributable to common stockholders	$(75,298)	$(143,959)	(47.7%)

Weighted average shares outstanding, basic and diluted (in thousands)	225,498	214,809
Net loss per common share, basic and diluted	$(0.33)	$(0.67)	(50.7%)

GLG Partners, Inc.
Consolidated Statement of Operations
(US$ in thousands, except per share amounts; US GAAP)

	Twelve Months Ended
	December 31,
	2009	2008	% Change
Net revenues and other income

Management fees, net	$152,528	$317,787	(52.0%)
Performance fees, net	114,605	107,517	6.6%
Administration, service and distribution fees, net	25,685	69,145	(62.9%)
Other	8,056	542	—

Total net revenues and other income	300,874	494,991	(39.2%)

Expenses

Compensation, benefits and profit share	637,995	952,916	(33.0%)
General, administrative and other	90,907	123,049	(26.1%)
Amortization of intangible assets	2,768	—	—
Third party distribution, administration and service fees	3,276	—	—

Total expenses	734,946	1,075,965	(31.7%)

Loss from operations	(434,072)	(580,974)	(25.3%)

Realized loss on available-for-sale investments	(21,855)	—	—
Gain on debt extinguishment	84,821	—	—
Gain on business combination-negative goodwill	21,122	—	—
Interest expense, net	(11,503)	(16,613)	(30.8%)

Loss before income taxes	(361,487)	(597,587)	(39.5%)
Income tax benefit/(expense)	2,102	(14,231)	(114.8%)

Net loss	$(359,385)	$(611,818)	(41.3%)

Less non-controlling interests:
Share of loss	49,978	—	—
Cumulative dividends on exchangeable shares	(9,544)	(14,761)	(35.3%)
Exchangeable shares dividend	—	(4,418)	(100.0%)

Net loss attributable to common stockholders	$(318,951)	$(630,997)	(49.5%)

Weighted average shares outstanding, basic and diluted (in thousands)	219,953	212,225

Net loss per common share, basic and diluted	$(1.45)	$(2.97)	(51.2%)

GLG Partners, Inc.
Consolidated Statements of Cash Flows
(US$ in thousands; US GAAP)

	Twelve Months Ended December 31,
	2009	2008
Net cash (used in) / provided by operating activities	$(91,232)	$77,279

Net cash provided by investing activities	57,981	7,549

Net cash used in financing activities	(23,602)	(177,406)

Net decrease in cash and cash equivalents	(56,853)	(92,578)
Effect of foreign currency translation on cash	4,440	(20,649)
Cash and cash equivalents at beginning of period	316,195	429,422

Cash and cash equivalents at end of period	$263,782	$316,195

GLG Partners, Inc.
Non-GAAP Adjusted Net Income for Three Months ended December 31, 2009 and December 31, 2008
(US$ in thousands)

	Three Months Ended
	December 31,
	2009	2008	% Change
Derivation of non-GAAP adjusted net income

GAAP net loss	$(91,089)	$(141,392)	(35.6%)
Add/(Deduct): Cumulative dividends	1,674	(2,567)	(165.2%)
Add: Acquisition-related compensation expense	81,907	168,138	(51.3%)
Add/(Deduct): Tax effect of Acquisition-related compensation expense	847	2,676	(68.4%)
Add: Amortization of intangible assets	934	—	—
Add: Realized loss on available-for-sale investments	1,667	—	—
Deduct: Tax effect of amortization of intangible assets	(261)	—	—

Non-GAAP adjusted net income	$(4,321)	$26,855	(116.1%)

Non-GAAP adjusted net income per non-GAAP weighted average fully diluted share(1)	(0.01)	0.09	(115.9%)

Non-GAAP weighted average fully diluted shares(1)	310,111	306,168
GLG Partners, Inc.
Non-GAAP Expenses for Three Months ended December 31, 2009 and December 31, 2008
(US$ in thousands)

	Three Months Ended
	December 31,
	2009	2008	% Change
Non-GAAP expenses

Compensation, benefits and profit share	$182,778	$175,787	4.0%
Less: Acquisition-related compensation expense	(81,907)	(168,138)	(51.3%)

Non-GAAP compensation, benefits and profit share (CBP)	$100,871	$7,649	—

Third party distribution, service and advisory	1,676	—	—

GAAP general, administrative and other	19,455	32,233	(39.6%)

Non-GAAP total expenses	$122,002	$39,882	205.9%

(1)	For Q4 2009, shares associated with the convertible notes have been excluded from the non-GAAP weighted average fully diluted share count and no convertible note interest was added back to non-GAAP adjusted net loss for the period for purposes of these calculations.

GLG Partners, Inc.
Non-GAAP Adjusted Net Income for Twelve Months ended December 31, 2009 and December 31, 2008
(US$ in thousands, except per share amounts)

	Twelve Months Ended
	December 31,
	2009	2008	% Change
Derivation of non-GAAP adjusted net income

GAAP net loss	$(359,385)	$(611,818)	(41.3%)
Deduct: Cumulative dividends	(9,544)	(14,761)	(35.3%)
Add: Realized loss on available-for-sale investments	21,855	—	—
Add: Acquisition-related compensation expense	447,610	756,646	(40.8%)
Deduct: Tax effect of Acquisition-related compensation expense	(209)	(3,334)	(93.7%)
Deduct: Gain on business combination — negative goodwill	(21,122)	—	—
Add: Amortization of intangible assets	2,768	—	—
Deduct: Tax effect of amortization of intangible assets	(775)	—	—

Non-GAAP adjusted net income	$81,198	$126,733	(35.9%)

Non-GAAP adjusted net income per non-GAAP weighted average fully diluted share	$0.26	$0.41	(37.4%)

Non-GAAP weighted average fully diluted shares(1)	346,463	308,796
GLG Partners, Inc.
Non-GAAP Expenses for Twelve Months ended December 31, 2009 and December 31, 2008
(US$ in thousands)

	Twelve Months Ended
	December 31,
	2009	2008	% Change
Non-GAAP expenses

Compensation, benefits and profit share	$637,995	$952,916	(33.0%)
Add: Acquisition-related compensation expense	(447,610)	(756,646)	(40.8%)

Non-GAAP compensation, benefits and profit share (CBP)	$190,385	$196,270	(3.0%)

Third party distribution, service and advisory	3,276	—	—

GAAP general, administrative and other	90,907	123,049	(26.1%)

Non-GAAP total expenses	$284,568	$319,319	(10.9%)

(1)	Since inclusion of the shares associated with the convertible notes have a dilutive impact for the full year of 2009, the shares are included in the non-GAAP weighted average fully diluted share count and $7.8m of convertible note interest is added back to the non-GAAP adjusted net income for the period for purposes of these calculations. See the Share Count Reconciliation: GAAP Weighted Average Fully Diluted Shares to Non-GAAP Weighted Average Fully Diluted Share Count in the following pages.

GLG Partners, Inc.
Financial Supplement

(US$ in millions)	2009	2008	Q4 2009	Q4 2008

Opening Net AUM	$15,039	$24,612	$21,628	$17,280
Inflows (net of redemptions)	3,214	(1,273)	723	771
Performance (gains net of losses and fees)	2,891	(7,605)	18	(2,649)
Currency translation impact (non-US$ AUM expressed in US$)	1,030	(695)	(194)	(364)
Closing Net AUM	22,175	15,039	22,175	15,039
Closing Gross AUM	24,365	16,544	24,365	16,544

Average net AUM(1)	18,643	21,049	21,901	16,160

(USD in thousands, except per share amounts)

Management fees, net	$152,528	$317,787	$42,527	$48,124
Performance fees, net	114,605	107,517	63,901	17,755
Administration, service and distribution fees, net	25,685	69,145	7,868	8,697
Other	8,056	542	501	(1,870)

Total net revenues and other income	$300,874	$494,991	$114,797	$72,706

Compensation, benefits and profit share	637,995	952,916	182,778	175,787
General, administrative and other	90,907	123,049	19,455	32,233
Amortization of intangible assets	2,768	—	934	—
Third party distribution, service and advisory	3,276	—	1,676	—
Interest expense, net	11,503	16,613	2,730	4,503
Realized loss on available-for-sale investments	21,855	—	1,667	—
Gain on debt extinguishment	(84,821)	—	—	—
Gain on business combination — negative goodwill	(21,122)	—	—	—
Income tax expense / (benefit)	(2,102)	14,231	(3,354)	1,575

GAAP net income before non-controlling interests	$(359,385)	$(611,818)	$(91,089)	$(141,392)

Add: Realized loss on available-for-sale investments	21,855	—	1,667	—
Add: Acquisition-related compensation expense	447,610	756,646	81,907	168,138
Less: Cumulative dividends	(9,544)	(14,761)	1,674	(2,567)
Less: Tax effect of Acquisition-related compensation expense	(209)	(3,334)	847	2,676
Less: Gain on business combination — negative goodwill	(21,122)	—	—	—
Add: Amortization of intangible assets	2,768	—	934	—
Less: Tax effect of amortization of intangible assets	(775)	—	(261)	—

Non-GAAP adjusted net income(2)	$81,198	$126,733	$(4,321)	$26,855

Non-GAAP weighted average fully diluted shares(3)	346,463	308,796	310,111	306,168

Non-GAAP adjusted net income per non-GAAP weighted average fully diluted share(3)	0.26	0.41	(0.01)	0.09

Management fees and Administration, service and distribution fees / Average net AUM(4)	0.96%	1.90%	0.92%	1.57%
Total net revenues and other income / Average net AUM(4)	1.61%	2.43%	2.10%	2.00%
Compensation, benefits and profit share less Acquisition-related compensation expense (“CBP”) / Total net revenues and other income	63.3%	39.7%	87.9%	10.5%
General, administrative and other expenses / Average net AUM(4)	0.5%	0.6%	0.4%	0.8%
Non-GAAP adjusted net income(2)/ Total net revenues and other income	27.0%	25.6%	(3.8%)	36.9%
Effective tax rate (sum of income taxes, cumulative dividends and tax effect of Acquisition-related compensation expense and amortization of intangible assets / sum of adjusted net income, income taxes, cumulative dividends and tax effect of Acquisition-related compensation expense and amortization of intangible assets)	9.4%	20.3%	56.5%	5.2%

(1)	Average net AUM for a given period is calculated as a 2 point average for the quarters and a 5 point average for the years; Q4 2008, 2008 and 2009 average net AUMs exclude the approximately $3 billion of AUM mandated in December 2008 pursuant to a sub-advisory arrangement with SGAM UK which terminated upon the acquisition of SGAM UK on April 3, 2009; 2009 average net AUM includes net AUM of approximately $7 billion acquired with SGAM UK on April 3, 2009 as if the AUM were acquired on April 1, 2009.

(2)	See “Non-GAAP Financial Measures” for further detail.

(3)	Shares associated with the convertible notes have been included in the non-GAAP weighted average fully diluted share count for the full year 2009 due to their dilutive impact and convertible note interest in the amount of $7.8 million has been added back to non-GAAP adjusted net income for the period for purposes of these calculations. In Q4 2009, however, the shares associated with the convertible notes have been excluded from the non-GAAP weighted average fully diluted share count due to their anti-dilutive impact and no convertible note interest was added back to non-GAAP adjusted net loss for the period for purposes of these calculations.

(4)	Ratios are annualized for quarterly periods.

GLG Partners, Inc.
Share Count Reconciliation: GAAP Weighted Average Fully Diluted Shares to
Non-GAAP Weighted Average Fully Diluted Share Count
(Share count in thousands)

	2009	2008	Q4 2009	Q4 2008
Outstanding
Common stock (including Treasury Stock)(1)	242,537	238,124	242,537	238,124
Unvested shares	9,822	7,660	9,822	7,660

Total issued and outstanding common stock	252,359	245,784	252,359	245,784
FA Sub 2 Limited Exchangeable Shares	58,905	58,905	58,905	58,905
Warrants	54,485	54,485	54,485	54,485
Convertible Notes	61,425	—	61,425	—

Weighted Average Outstanding
Common stock (excluding Treasury Stock)	219,953	212,225	225,498	214,809
Unvested shares	9,250	9,322	9,887	8,613
FA Sub 2 Limited Exchangeable Shares	58,905	58,905	58,905	58,905
Warrants	54,485	54,894	54,485	54,485
Convertible Notes	38,449	—	—	—

GAAP Weighted Average Fully Diluted Share Count
Common stock	219,953	212,225	225,498	214,809
Unvested shares	—	—	—	—
FA Sub 2 Limited Exchangeable Shares	—	—	—	—
Warrants	—	—	—	—

Total	219,953	212,225	225,498	214,809

Non-GAAP adjustments to weighted average fully diluted share count
Common stock:
GAAP weighted average fully diluted share count	219,953	212,225	225,498	214,809
add: unvested shares issued pursuant to equity participation plan, Restricted Stock Plan and LTIP on which dividends will be paid to the extent they are paid on vested shares	29,156	35,019	25,708	32,454

Non-GAAP weighted average fully diluted share count	249,109	247,244	251,206	247,263

FA Sub 2 Limited Exchangeable Shares:
GAAP weighted average fully diluted share count	—	—	—	—
add: inclusion of Exchangeable Shares as dilutive	58,905	58,905	58,905	58,905

Non-GAAP weighted average fully diluted share count	58,905	58,905	58,905	58,905

Warrants:
GAAP weighted average fully diluted share count(1)(2)	—	2,647	—	—

Non-GAAP weighted average fully diluted share count outstanding	—	2,647	—	—

Convertible Notes
GAAP weighted average fully diluted share count	—	—	—	—
add: inclusion of weighted average shares under convertible notes as dilutive	38,449	—	—	—

Non-GAAP weighted average fully diluted share count outstanding	38,449	—	—	—

Non-GAAP Weighted Average Fully Diluted Share Count(1)
Common stock	249,109	247,244	251,206	247,263
FA Sub 2 Limited Exchangeable Shares	58,905	58,905	58,905	58,905
Warrants	—	2,647	—	—
Convertible Notes	38,449	—	—	—

Total	346,463	308,796	310,111	306,168

Equity Market Capitalization (US$ in Thousands)
Common equity market capitalization(2)	$1,002,270	$693,505	$1,002,270	$693,505
Warrant market capitalization	9,262	2,724	9,262	2,724

Total equity capitalization(2)	$1,011,533	$696,229	$1,011,533	$696,229

(1)	Reflects weighted average diluted shares outstanding eligible to receive common dividends or the equivalent, plus diluted warrants outstanding under the Treasury Stock method.

(2)	Assumes conversion of FA Sub 2 Limited Exchangeable Shares.

GLG Partners, Inc.
Composition of Assets Under Management
(US$ millions)

	As of	As of	As of	As of	As of
	December 31, 2009	September 30, 2009	June 30, 2009	March 31, 2009	December 31, 2008
Alternative strategies(1)	11,501	10,924	10,441	9,843	12,518
Long only strategies(2)	12,864	13,069	11,131	5,576	4,026

Gross AUM	$24,365	$23,993	$21,572	$15,419	$16,544

Less: alternative strategy investments in GLG Funds	(1,088)	(1,266)	(1,456)	(1,388)	(1,503)
Less: long only strategy investments in GLG Funds	(1,103)	(1,099)	(1,022)		(2)

Net AUM	$22,175	$21,628	$19,094	$14,031	$15,039

Quarterly average gross AUM	$24,179	$22,782	$18,495	$15,982	$18,848
Quarterly average net AUM(3)	$21,901	$20,361	$18,840	$11,519	$16,160

	Three months ended	Three months ended	Three months ended	Three months ended	Three months ended
	December 31, 2009	September 30, 2009	June 30, 2009	March 31, 2009	December 31, 2008
Opening net AUM	$21,628	$19,094	$14,031	$15,039	$17,280
Inflows (net of redemptions)(4)	723	216	2,226	50	771
Performance (gains net of losses and fees)	18	1,883	1,797	(807)	(2,649)
Currency translation impact (non-US$ AUM expressed in US$)	(194)	435	1,040	(251)	364

Closing net AUM	$22,175	$21,628	$19,094	$14,031	$15,039

(1)	Alternative strategy gross AUM includes all alternative strategy funds, all 130/30 strategy funds and all managed accounts managed in accordance with alternative and 130/30 strategies

(2)	Long only strategy gross AUM includes all long only funds and managed accounts managed in accordance with a long only strategy, and all SGAM UK net AUM acquired by GLG on April 3, 2009.

(3)	Quarterly average net AUM for a given period is calculated as a 2 point (quarter open and close) average; Q4 2008, Q1 2009 and Q2 2009 average net AUMs exclude the approximately $3 billion mandated in December 2008 pursuant to a sub-advisory arrangement with SGAM UK which terminated upon the completion of its acquisition on April 3, 2009 and Q2 2009 average net AUM includes the approximately $7 billion of net AUM acquired with SGAM UK as if the AUM were acquired at the opening of Q2 2009.

(4)	Inflows for Q2 2009 include SGAM UK net inflows of approximately $2.6 billion and inflows for Q4 2008 include the approximately $3 billion mandated in December 2008 pursuant to a sub-advisory arrangement with SGAM UK which terminated upon the completion of the acquisition of SGAM UK on April 3, 2009.